SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C.  20549


                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report: January 26, 1998 (Date of earliest event reported)



                     THE SOMERSET GROUP, INC.
      (Exact name of registrant as specified in its charter)



Indiana                       0-14227             35-1647888
(State or other              (Commission         (IRS Employer
jurisdiction of              File Number)      Identification No.)
incorporation)




  135 N. Pennsylvania Street, Suite 2800, Indianapolis, IN 46204
             (Address of principal executive offices)


           Registrant's telephone number (317) 269-1285

Item 2 - Acquisition or Disposition of Assets.

     The Somerset Group, Inc. ("Somerset") merged with Whipple & Company Professional Corporation ("Whipple") on January 20, 1998. Whipple was the "Merging Corporation" that was merged into the "Surviving Corporation", Somerset.

     Whipple was a privately owned Indianapolis, Indiana based certified public and consulting firm, that provided services for fees. Services included accounting and auditing, tax planning and preparation, retirement and estate planning, management consulting, and information technology services. Operations of Whipple will be combined with similar operations of Somerset and will initially conduct business under the name Whipple Financial Services, A Division of The Somerset Group, Inc.

     The merger was accomplished under an Agreement and Plan of Reorganization whereby 100% of the outstanding shares of common stock of Whipple (385.5 shares) were exchanged for 333,339 common stock shares of Somerset. The Agreement is intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     The amount of consideration given by Somerset was $7,000,000. The number of shares issued by Somerset was determined by dividing $7,000,000 by $21.00; the closing price quoted on the NASDAQ National Market System on December 17, 1997. The amount of consideration was determined by analysis of similar transactions in the market, future potential income as a merged entity, and negotiations between the parties.

     The 385.5 common stock shares of Whipple were owned by nine individuals that had no relationship to Somerset (the Registrant) or any of its affiliates, directors or officers, or any associate of any director or officer. The nine individuals were Patrick J. Early, Robert C. Phillips, Steven J. Riddle, Michael
J. McCaslin, Stephen F. Dobias, James E. Weaver, Stephen M. Wessel, Susan E. Naus, and Cannon J. Wood.

     The 333,339 common stock shares issued by Somerset consisted of 293,833 shares held in the Company's treasury and 39,506 newly issued shares.

     The assets of Whipple consisted of cash, accounts receivable, other current assets, and physical property. The physical property consisted of office furniture and equipment, computers and computer systems. All physical assets were and will continue to be used to provide the services described above.

     The amount paid ($7,000,000) represented 17.1% of Somerset's assets prior to the merger.


                               -3-

Item 7 - Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired
          In accordance with Regulations S-X, Item 210.3-05 financial statements are not required to be filed. No securities are being registered, and none of the conditions specified in item 210.1-02
          (w) exceeds 20 percent, and no other businesses have been acquired since the date of the most recent audited balance sheet for Somerset.

     (b)  Pro forma Financial Information
          In accordance with Regulation S-X, Item 210.11-01, Presentation Requirements, Pro forma financial information is not required to be filed since none of the required conditions exist.

     (c)  Exhibit Index

          Exhibit 1 - Agreement and Plan of Reorganization

          In accordance with Regulation SK, Item 229-601, no other exhibits are required with this form 8-K.


                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE SOMERSET GROUP, INC.




                                   Joseph M. Richter
Date: January 26, 1998             Executive Vice President & CFO




                                   Sharon J. Sanford
Date: January 26, 1998             Corporate Secretary